UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): June 11, 2019

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01.    Other Events.

On June 11, 2019, Boston Scientific Corporation (the "Company") completed its acquisition of Vertiflex, Inc. (Vertiflex) following the satisfaction of customary closing conditions. The Company previously announced the entry into a definitive agreement to acquire Vertiflex on May 9, 2019. Vertiflex is a privately-held company that developed and commercialized the Superion® Indirect Decompression System, a minimally-invasive device used to improve physical function and reduce pain in patients with lumbar spinal stenosis (LSS) - the narrowing of the spinal canal, which can cause compression of nearby nerves.

A copy of the Company's press release announcing the closing of the acquisition of Vertiflex is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference; provided, however, that information on or connected to our website or the website of any third-party hyperlinked from or referenced in the Company's press release included as Exhibit 99.1 to this Current Report on Form 8-K is expressly not incorporated by reference into or intended to be filed as a part of this Current Report on Form 8-K.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release issued by Boston Scientific Corporation dated June 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2019	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel